As filed with the Securities and Exchange Commission on October 3, 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 2, 2012

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 8.01. Other Events.

On October 2, 2012, B&G Foods issued a press release announcing the pricing of our public offering of 3,629,165 shares of our common stock at a price of $30.25 per share.  The offering is expected to close on October 9, 2012.

The shares will be issued pursuant to B&G Foods’ effective shelf registration statement on Form S-3 (File No. 333-168846), filed with the Securities and Exchange Commission on August 13, 2010 and prospectus supplement, dated October 2, 2012, filed with the Securities and Exchange Commission on October 3, 2012 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

In connection with the offering, B&G Foods has entered into an underwriting agreement, dated as of October 2, 2012, with Credit Suisse Securities (USA) LLC, Barclays Capital Inc. and RBC Capital Markets, LLC, as representatives for the several underwriters named therein, relating to the issuance and sale to the underwriters of 3,629,165 shares of our common stock at a purchase price per share of $30.25, less underwriting discounts and commissions.  Pursuant to the underwriting agreement, B&G Foods has also granted to the underwriters an option for a period of 30 days to purchase up to an additional 544,375 shares of common stock.

After deducting underwriting discounts and commissions and other estimated offering expenses, B&G Foods will receive net proceeds of $104.5 million, or $120.3 million if the underwriters exercise in full their option to purchase additional shares. B&G Foods expects to use the net proceeds of the offering for general corporate purposes, which may include among other things, the payment of all or a portion of the purchase price and related transaction costs for the recently announced acquisition of the New York Style and Old London brands or any future acquisitions, and the repayment or retirement of a portion of B&G Foods’ long-term debt.

The underwriting agreement contains customary representations and warranties, closing conditions and indemnification obligations. A copy of the underwriting agreement is filed as Exhibit 1.1 to this report and is incorporated herein by reference.

A copy of the press release announcing the pricing of the public offering is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

A copy of the legal opinion of Dechert LLP, relating to the validity of the shares to be issued in the public offering, is filed as Exhibit 5.1 to this report and is filed with reference to, and is hereby incorporated by reference into, the registration statement referred to above.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

1.1

Underwriting Agreement, dated as of October 2, 2012, between B&G Foods, Inc. and Credit Suisse Securities (USA) LLC, Barclays Capital Inc. and RBC Capital Markets, LLC, as Representatives of the Several Underwriters Named in Schedule A thereto.

5.1	Opinion of Dechert LLP, dated October 3, 2012

23.1	Consent of Dechert LLP (included in Exhibit 5.1)

99.1	Press Release dated October 2, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: October 3, 2012	By:	/s/ Scott E. Lerner
Scott E. Lerner
Executive Vice President,
General Counsel and Secretary